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                                                                     Exhibit 8.1



                               January 14, 2002





Direct Dial                                                           Client No.
(214) 698-3100                                                     C 39334-00015


D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006

         Re:      Acquisition of Schuler Homes, Inc.

Ladies and Gentlemen:

         You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of Schuler Homes, Inc., a Delaware corporation ("Schuler"), with and into D.R. Horton, Inc., a Delaware corporation ("DHI").


         In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including the Agreement and Plan of Merger, dated as of October 22, 2001, by and between DHI and Schuler, as amended as of November 8, 2001 (the "Merger Agreement"), and the Joint Proxy Statement/Prospectus of DHI and Schuler that is included in the Registration Statement on Form S-4, as filed with the U.S. Securities and Exchange Commission on January 14, 2002 (the "Prospectus").



         Our opinion set forth below assumes (i) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement and the Prospectus; (ii) that the Merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and the Prospectus; and (iii) the accuracy of (a) the representations made to us by DHI, which are set forth in a Certificate dated January 14, 2002, and (b) the representations made to us by Schuler, which are set forth in a Certificate dated January 14, 2002.




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D.R. Horton, Inc.
January 14, 2002
Page 2



         Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

         1. The Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. DHI and Schuler will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Code.


Furthermore, the discussion under the caption "United States Federal Income Tax Consequences of the Merger" in the Prospectus accurately describes the foregoing opinion and the material federal income tax consequences of the Merger and, to the extent the statements in that discussion constitute matters of law or legal conclusions, they are our opinion. We express no opinion concerning any tax consequences of the Merger other than those specifically set forth or referred to herein.


         Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.


         This opinion has been furnished solely in connection with the transactions described herein and may not be relied upon for any other purpose without our specific, prior, written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement, and to the use of our name under the caption "United States Federal Income Tax Consequences of the Merger." In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                            Very truly yours,



                                            GIBSON, DUNN & CRUTCHER LLP

JMT/DWM/RJB